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                                                                  Exhibit 99.1

                                March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     This is to confirm that our auditor, Arthur Andersen LLP ("Andersen"), has represented to us that its examination was subject to Andersen's quality control system for the U.S. accounting and auditing practice, to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the examination, and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this examination.

                                   Sincerely,
                                   SLM FUNDING CORPORATION

                                   By: /s/ John F. Remondi
                                      --------------------
                                           John F. Remondi